UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 25, 2010

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

On May 25, 2010, Perry-Smith LLP (“Perry-Smith”) was dismissed as the independent registered public accounting firm for NutraCea. The decision to dismiss Perry-Smith was approved by the Audit Committee of NutraCea’s Board of Directors.

The report of Perry-Smith on the financial statements of NutraCea as of and for the year ended December 31, 2008 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principle, other than expressing substantial doubt as to NutraCea’s ability to continue as a going concern.  The report of Perry-Smith on the effectiveness of NutraCea’s internal control over financial reporting as of December 31, 2008 contained an adverse opinion because of the effect of material weaknesses that related to (i) NutraCea not maintaining effective controls to prevent management override of controls, (ii) NutraCea not maintaining effective controls over revenue recognition and accounting for complex transactions and (iii) NutraCea’s failure to retain resources necessary to meet its public financial reporting responsibilities.  These material weaknesses and NutraCea’s plan for remediation were disclosed in Item 9A of NutraCea’s Annual Report on Form 10-K for the year ended December 31, 2008. NutraCea has not completed or filed with the Securities and Exchange Commission (“SEC”) its financial statements as of and for the year ended December 31, 2009.

During NutraCea’s years ended December 31, 2009 and 2008, and through May 25, 2010, there were no disagreements with Perry-Smith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Perry-Smith’s satisfaction, would have caused Perry-Smith to make reference to the subject matter of the disagreement in its reports on NutraCea’s financial statements, except that in March 2008, in connection with the 2007 audit, Perry-Smith disagreed with NutraCea’s initial positions regarding the impairment of certain intangible assets related to its consolidation of Vital Living, Inc., the adequacy of an allowance for doubtful accounts receivable related to a distributor of Vital Living products and whether NutraCea should capitalize or expense amounts paid by NutraCea to a former officer, each of which was satisfactorily resolved.  The Audit Committee of NutraCea’s Board of Directors discussed the subject matter of each such disagreement with Perry-Smith.  When NutraCea engages a new independent registered public accounting firm, NutraCea intends to authorize Perry-Smith to respond fully to inquiries of the new accounting firm concerning the subject matter of each such disagreement.

During NutraCea’s years ended December 31, 2009 and 2008, and through May 25, 2010, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

NutraCea provided Perry-Smith with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that Perry-Smith furnish a letter addressed to the SEC stating whether it agrees with the statements made above. Attached as Exhibit 16 hereto is a copy of Perry-Smith’s letter to the SEC, dated June 1, 2010.

NutraCea intends to engage BDO Seidman, LLP as its new independent registered public accounting firm.  However, because NutraCea is the debtor and debtor-in-possession in Chapter 11 Case No. 2:09-bk-28817-PHX-CGC, which case is pending in the United States Bankruptcy Court for the District of Arizona (the “Bankruptcy Court”), the engagement of BDO Seidman, LLP is subject to prior approval by the Bankruptcy Court.  NutraCea is in the process of seeking such approval.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 16	Letter from Perry-Smith LLP to the Securities and Exchange Commission dated June 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: June 1, 2010	By:	/s/ William J. Cadigan

William J. Cadigan
Chief Financial Officer
(Duly Authorized Officer)